Exhibit 99.1

Clearwater Analytics Announces First Quarter 2022 Financial Results

Record Quarterly Revenue of $70.8 Million

First Quarter Revenue Up Over 24% Year-Over-Year

13 Consecutive Quarters of 98% Gross Revenue Retention

BOISE, Idaho — May 4, 2022 — Clearwater Analytics Holdings, Inc. (NYSE: CWAN) (“Clearwater Analytics” or the “Company”), an industry-leading SaaS solution for automated investment data aggregation, reconciliation, accounting, and reporting, announced today its financial results for the quarter ended March 31, 2022.

“Clearwater Analytics had an extremely strong quarter, achieving significant top-line growth across all of our industry verticals, especially asset management,” said Sandeep Sahai, Chief Executive Officer. “We added marquee logos in our core markets, including T. Rowe Price and Nuveen Asset Management, where we will optimize investment accounting operations as they grow their businesses. Also, we won our first insurance client in France and our first European foundation. Based on this solid start to the year, we are excited about the continued runway for growth spanning the rest of 2022 and beyond.”

First Quarter 2022 Financial Results Summary

•
Revenue: Total revenue for the first quarter of 2022 reached $70.8 million, an increase of 24.4%, from $56.9 million in the first quarter of 2021.
•
Gross Profit: Gross profit for the first quarter of 2022 was $49.6 million compared with $42.6 million in the first quarter of 2021. Non-GAAP gross profit for the first quarter of 2022 was $52.5 million, which equates to a 74.2% non-GAAP gross margin. Non-GAAP gross margin continues to be strong, even as the Company continues to hire ahead of expected new client demand in continental Europe and Asia. The decrease in gross margin as reported under GAAP is primarily due to increased equity-based compensation expense related to equity grant activity and the increase in grant date fair value and modification of equity awards in connection with the Company’s recent IPO.
•
Net Income: Net income for the first quarter of 2022 was $0.5 million compared with net income of $3.4 million in the first quarter of 2021. Non-GAAP net income for the first quarter of 2022 was $12.8 million compared with non-GAAP net income of $7.8 million in the first quarter of 2021.
•
Net Income Per Share and Non-GAAP Net Income Per Share attributable to Clearwater Analytics Holdings, Inc.: Net income per basic and diluted share was $0.00 and non-GAAP net income per diluted share was $0.05 in the first quarter of 2022.
•
Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2022 was $18.9 million, compared with $18.1 million in the first quarter of 2021. Adjusted EBITDA margin for the first quarter of 2022 was 26.7%. The Company continues to produce solid Adjusted EBITDA margins, balancing growth and profitability, while at the same time absorbing incremental public company costs.
•
Cash: Cash and cash equivalents were $263.7 million as of March 31, 2022.

First Quarter 2022 Key Metrics Summary

•
Annualized Recurring Revenue: As of March 31, 2022, annualized recurring revenue (“ARR”) reached $287.1 million, an increase of 23.5% from $232.5 million as of March 31, 2021.

ARR is calculated at the end of a period by dividing the recurring revenue in the last month of such period by the number of days in the month and multiplying by 365.

•
Gross Revenue Retention Rate: As of March 31, 2022, the gross revenue retention rate was 98%. The Company has reported a gross revenue retention rate of 98% for thirteen consecutive quarters.

Gross revenue retention rate represents annual contract value (“ACV”) at the beginning of the 12-month period ended on the reporting date less client attrition over the prior 12-month period, divided by ACV at the beginning of the 12-month period, expressed as a percentage. ACV is comprised of annualized recurring revenue plus contracted-not-billed revenue, which represents the estimated annual contracted revenue for new and existing client opportunities prior to revenue recognition.

•
Net Revenue Retention Rate: As of March 31, 2022, the net revenue retention rate was 107%, representing healthy performance as existing clients, in particular asset managers, continued to increase their assets on the platform. While healthy, first quarter net revenue retention was impacted by slower growth from acquisitions within the Company’s insurance client base and decreased pricing of the Company’s clients’ fixed income securities.

Net revenue retention rate is the percentage of recurring revenue from clients on the platform for 12 months and includes changes from the addition, removal, or value of assets on our platform, contractual changes that have an impact to annualized recurring revenues and lost revenue from client attrition.

Recent Business Highlights

•
The Company continued building its client onboarding and service capabilities in Europe and Asia with new offices in Singapore and London and expanded capacity in Edinburgh and Noida to enhance the delivery of high quality, global, follow-the-sun services, as momentum continues to build worldwide.
•
New asset management clients added during the first quarter of 2022 included T. Rowe Price and Nuveen Asset Management, who both chose Clearwater Analytics to optimize investment data aggregation and reporting performance, as well as a large east coast-based asset manager.
•
Insurance companies continue to turn to Clearwater Analytics as evidenced by several large insurers in North America choosing the Clearwater Analytics platform, along with a large multi-national insurer in the Asia-Pacific region, further demonstrating the Company’s growing presence in Asia.
•
The Company’s Prism offering continues to gain traction, adding a large multi-family investment firm based in Silicon Valley to its client base. While dozens of our clients have added Prism to their operations, this is the first instance where Clearwater Analytics was not the incumbent or the investment accounting solution.
•
A study commissioned by the Company with independent consultants at Hobson & Company confirmed the disruptive nature of our platform by enabling growth and improving efficiency, decreasing cost and increasing AUM with the Company’s data in the hands of investment professionals.

Second Quarter and Full-Year 2022 Guidance

“We are very pleased with our continued strong financial performance in the first quarter of 2022. Once again, our quarterly results exceeded our guidance for revenue and Adjusted EBITDA, as the demand for our differentiated solution remains strong from both new and existing clients,” said Jim Cox, Chief Financial Officer. “Based on our first quarter results, we are raising our full-year revenue guidance, which we now expect to be in the range of $303 million to $305 million.”

	Second Quarter 2022	Full Year 2022
Revenue	$73 million to $73.5 million	$303 million to $305 million
Year-over-Year Growth %	~20%	~21%
Adjusted EBITDA	$19 million to $20 million	$80 million to $82 million

Certain components of the guidance given above are provided on a non-GAAP basis only without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with Securities and Exchange Commission (the “SEC”) rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations.

Conference Call Details

Clearwater Analytics will hold a conference call and webcast on May 4, 2022, at 5:00 p.m. Eastern time to discuss first quarter 2022 financial results, provide a general business update, and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investors.clearwateranalytics.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About Clearwater Analytics

As the industry-leading SaaS solution for investment accounting and reporting, Clearwater Analytics enables growth of assets under management (AUM) for more than 1,100 clients including pension plans, governments, global insurers, asset managers, and corporations. Each day, Clearwater Analytics automates data collection, reconciliation, compliance, risk, and performance reporting across $5.9T of AUM with its comprehensive cloud platform and best-in-class service team.

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Investor Contact:
J.R. Ritchie | +1 312-632-9779 | investors@clearwateranalytics.com

Media Contact:
Gail Marold | +1 919-229-9141 | press@clearwateranalytics.com

Use of non-GAAP Information

This press release contains certain non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP diluted earnings per share and free cash flow.

The non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. However, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate its operating performance, when reviewed in conjunction with its GAAP financial statements. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company's business and operations. In addition, undue reliance should not be placed upon non-GAAP or operating information because this information is neither standardized across companies nor subjected to the same control activities and audit procedures that produce the Company's GAAP financial results.

The Company's non-GAAP statement of operations measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP diluted earnings per share and free cash flow, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of its ongoing operations. These adjusted measures exclude the impact of share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.

Use of Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company's possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater Analytics’ control, that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from Clearwater Analytics’ current expectations and include, but are not limited to, the Company's ability to keep pace with rapid technological change and competitors in its industry, the possibility that market volatility, a downturn in economic conditions or other factors may cause negative trends or fluctuations in the value of the assets on the Company’s platform, the Company's ability to manage growth, the Company's ability to attract and retain skilled employees, the possibility that the Company's solutions fail to perform properly, disruptions and failures in the Company's and third parties’ computer equipment, cloud-based services, electronic delivery systems, networks and telecommunications systems and infrastructure, the failure to protect the Company, its customers’ and/or its vendors’ confidential information and/or intellectual property, claims of infringement of others’ intellectual property, factors related to the Company's ownership structure and status as a “controlled company” as well as other risks and uncertainties detailed in Clearwater Analytics’ periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 16, 2022, and in other periodic reports filed by Clearwater Analytics with the SEC. These filings are available at www.sec.gov and on Clearwater Analytics’ website.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing Clearwater Analytics’ expectations or beliefs as of any date subsequent to the time they are made. Clearwater Analytics does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater Analytics.

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Clearwater Analytics Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts, unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$263,674	$254,597
Accounts receivable, net	53,179	50,190
Prepaid expenses and other current assets	17,765	16,551
Total current assets	334,618	321,338
Property and equipment, net	11,854	10,738
Operating lease right-of-use assets, net	23,183	—
Deferred contract costs, non-current	5,331	5,687
Debt issuance costs - line of credit	874	922
Other non-current assets	5,748	5,670
Total assets	$381,608	$344,355
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$967	$1,416
Accrued expenses and other current liabilities	18,822	27,032
Notes payable, current portion	2,750	2,750
Operating lease liability, current portion	5,285	—
Total current liabilities	27,824	31,198
Notes payable, less current maturities and unamortized debt issuance costs	50,491	51,157
Operating lease liability, less current portion	19,400	—
Other long-term liabilities	129	132
Total liabilities	97,844	82,487
Stockholders' Equity
Class A common stock, par value $0.001 per share; 1,500,000,000 shares authorized, 55,450,149 shares issued and outstanding as of March 31, 2022, 47,948,888 shares issued and outstanding as of December 31, 2021	55	48
Class B common stock, par value $0.001 per share; 500,000,000 shares authorized, 4,507,496 shares issued and outstanding as of March 31, 2022, 11,151,110 shares issued and outstanding as of December 31, 2021	5	11
Class C common stock, par value $0.001 per share; 500,000,000 shares authorized, 47,377,587 shares issued and outstanding	47	47
Class D common stock, par value $0.001 per share; 500,000,000 shares authorized, 130,083,755 shares issued and outstanding	130	130
Additional paid-in-capital	404,884	388,591
Accumulated other comprehensive loss	(260)	(34)
Accumulated Deficit	(183,180)	(191,926)
Total stockholders' equity attributable to Clearwater Analytics Holdings, Inc.	221,681	196,867
Noncontrolling interests	62,083	65,001
Total stockholders' equity	283,764	261,868
Total liabilities and Stockholders' Equity	$381,608	$344,355

Clearwater Analytics Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$70,778	$56,894
Cost of revenue(2)	21,172	14,322
Gross profit	49,606	42,572
Operating expenses:
Research and development(2)	21,294	15,836
Sales and marketing(2)	11,993	7,211
General and administrative(2)	15,040	7,543
Total operating expenses	48,327	30,590
Income from operations	1,279	11,982
Interest expense, net	429	8,449
Other expense, net	85	78
Income before provision for income taxes	765	3,455
Provision for income taxes	237	44
Net income	528	3,411
Less: Net income attributable to noncontrolling interests	130	—
Net income attributable to Clearwater Analytics Holdings, Inc.	$398	$—

Net income per share attributable to Class A and Class D common stock(1):
Basic and diluted	$0.00	NMF

Weighted average shares of Class A and Class D common stock outstanding:
Basic	178,517,480	NMF
Diluted	246,916,663	NMF

NMF - not meaningful

(1) Basic and diluted net income per share of Class A and Class D common stock is applicable only for the periods after the IPO and related transactions.

(2) Amounts include equity-based compensation as follows:

Cost of revenue	$2,311	$523
Operating expenses:
Research and development	4,305	1,652
Sales and marketing	3,296	832
General and administrative	5,964	1,858
Total equity-based compensation expense	$15,876	$4,865

Clearwater Analytics Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES
Net income	$528	$3,411
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	959	677
Operating lease expense	1,540	—
Equity-based compensation	15,876	4,865
Amortization of deferred contract acquisition costs	965	727
Amortization of debt issuance costs, included in interest expense	69	470
Deferred tax expense	24	—
Changes in operating assets and liabilities:
Accounts receivable, net	(2,989)	(8,594)
Prepaid expenses and other assets	(1,113)	(10,471)
Deferred commissions	(811)	(359)
Accounts payable	(345)	(576)
Accrued expenses and other liabilities	(7,787)	(8,518)
Net cash provided by (used in) operating activities	6,916	(18,368)
INVESTING ACTIVITIES
Purchases of property and equipment	(2,227)	(1,310)
Net cash used in investing activities	(2,227)	(1,310)
FINANCING ACTIVITIES
Proceeds from issuance of common unit options	—	1,560
Proceeds from exercise of options	5,613	—
Minimum tax withholding paid on behalf of employees for net unit settlement	—	(587)
Repurchase of common units	—	(626)
Repayments of borrowings	(687)	(769)
Payment of costs associated with offering	(214)	—
Net cash provided by (used in) financing activities	4,712	(422)
Effect of exchange rate changes on cash and cash equivalents	(324)	(50)
Net change in cash and cash equivalents during the period	9,077	(20,150)
Cash and cash equivalents, beginning of period	254,597	61,088
Cash and cash equivalents, end of period	$263,674	$40,938
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$268	$7,863
Cash paid for income taxes	$370	$41
NON-CASH INVESTING AND FINANCING ACTIVITES
Purchase of property and equipment included in accounts payable and accrued expense	$—	$120
Tax distributions included in accrued expenses	$11	$—

Clearwater Analytics Holdings, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands, unaudited)

	Three Months Ended March 31,
	2022		2021
Net income	$528	1%	$3,411	6%
Adjustments:
Interest expense, net	429	1%	8,449	15%
Depreciation and amortization	959	1%	677	1%
Equity-based compensation	15,876	22%	4,865	9%
Other expenses(1)	1,070	2%	713	1%
Adjusted EBITDA	18,862	27%	18,115	32%
Revenue	$70,778	100%	$56,894	100%

(1) Other expenses includes management fees to our investors, income taxes, foreign exchange gains and losses and other expenses that are not reflective of our core operating performance including the costs to set up our Up-C structure and Tax Receivable Agreement.

	Three Months Ended March 31,
	2022	2021
Up-C structure expenses	$158	$—
Management fees and reimbursed expenses	591	591
Provision for income tax expense	237	44
Miscellaneous	84	78
Total other expenses	$1,070	$713

Clearwater Analytics Holdings, Inc.

Reconciliation of Free Cash Flow

(In thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Net cash provided by (used in) operating activities	$6,916	$(18,368)
Less: Purchases of property and equipment	2,227	1,310
Free Cash Flow	$4,689	$(19,678)

Clearwater Analytics Holdings, Inc.

Reconciliation of Non-GAAP Information

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$70,778	$56,894

Gross profit	$49,606	$42,572
Adjustments:
Equity-based compensation	2,311	523
Depreciation and amortization	606	367
Gross profit, non-GAAP	$52,523	$43,462
As a percentage of revenue, non-GAAP	74%	76%

Cost of Revenue	$21,172	$14,322
Adjustments:
Equity-based compensation	2,311	523
Depreciation and amortization	606	367
Cost of revenue, non-GAAP	$18,255	$13,432
As a percentage of revenue, non-GAAP	26%	24%

Research and development	$21,294	$15,836
Adjustments:
Equity-based compensation	4,305	1,652
Depreciation and amortization	224	205
Research and development, non-GAAP	$16,765	$13,979
As a percentage of revenue, non-GAAP	24%	25%

Sales and marketing	$11,993	$7,211
Adjustments:
Equity-based compensation	3,296	832
Depreciation and amortization	66	57
Sales and marketing, non-GAAP	$8,631	$6,322
As a percentage of revenue, non-GAAP	12%	11%

General and administrative	$15,040	$7,543
Adjustments:
Equity-based compensation	5,964	1,858
Depreciation and amortization	63	48
Management fees and reimbursed expenses	591	591
Up-C structure expenses	158	—
General and administrative, non-GAAP	$8,264	$5,046
As a percentage of revenue, non-GAAP	12%	9%

Income from operations	$1,279	$11,982
Adjustments:
Equity-based compensation	15,876	4,865
Depreciation and amortization	959	677
Management fees and reimbursed expenses	591	591
Up-C structure expenses	158	—
Income from operations, non-GAAP	$18,863	$18,115
As a percentage of revenue, non-GAAP	27%	32%

Net income	$528	$3,411
Adjustments:
Equity-based compensation	15,876	4,865
Depreciation and amortization	959	677
Management fees and reimbursed expenses	591	591
Up-C structure expenses	158	—

Tax impacts of adjustments to net income(1)	(5,321)	(1,779)
Net income, non-GAAP	$12,791	$7,765
As a percentage of revenue, non-GAAP	18%	14%

Net income per share(2) - basic, non-GAAP	$0.07	NMF
Net income per share(2) - diluted, non-GAAP	$0.05	NMF

Weighted-average common shares outstanding - basic	178,517,480	NMF
Weighted-average common shares outstanding - diluted	251,165,707	NMF

NMF - not meaningful

(1) The estimated non-GAAP effective tax rate was 29% for the first three months ended March 31, 2022 and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP basic and diluted net income per share.

(2) Basic and diluted net loss per share of Class A and Class D common stock is applicable only for the periods after the IPO and related transactions.